UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, CME Group Inc. (the "Company") announced that Nancy W. Goble, 54, the Company’s Managing Director and Chief Accounting Officer, has indicated her intention to retire. Ms. Goble’s retirement will be effective June 1, 2008. Jill Harley, 45, will assume the role of Managing Director and Chief Accounting Officer effective March 1, 2008.

Ms. Harley has more than 20 years of financial services experience at CBOT Holdings, Inc. ("CBOT Holdings") and Board of Trade of the City of Chicago, Inc. ("CBOT"). Prior to our merger with CBOT Holdings and our acquisition of its wholly-owned subsidiary, CBOT, Ms. Harley served as their Chief Accounting Officer from 2004 to 2007 and as their Controller and Treasurer from 1995 to 2004 (Controller from 1995 to 1998 and VP & Treasurer from 1998 to 2004). Ms. Harley also serves as the Treasurer of the CBOT Foundation. Ms. Harley led integration efforts for the CME Group Accounting Department along with Ms. Goble during the merger. Ms. Harley has a bachelor’s degree in accountancy from the University of Illinois and an MBA from DePaul University. She is a registered certified public accountant.

Ms. Harley will participate in the Company’s compensation program upon terms commensurate with other executives at the level of Managing Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

March 4, 2008	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary